EXHIBIT 10.3

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

VU1 CORPORATION

Common Stock Purchase Warrant

Warrant Number	W-2009A-____
Issue Date	June 8, 2009
Expiration Date	June 8, 2012
Name of Warrant Holder	Full Spectrum Capital, LLC
Number of Shares of Common Stock (subject to adjustment as provided herein)	625,000 shares
Exercise Price per Share	$0.75

Vu1 Corporation, a California corporation (the “Company”), for value received, hereby certifies that the Warrant Holder identified above or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to the number of shares of Company common stock, no par value per share (the “Common Stock”), set forth above at the exercise price per share set forth above, on the terms and conditions set forth herein.  The number of shares of Common Stock issuable upon exercise of this Warrant, and the exercise price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Stock” and the “Exercise Price,” respectively.

1.           Manner of Exercise.  This Warrant may be exercised in whole or in part by delivering to the Company at its principal place of business (i) this Warrant, (ii) the form of Election to Purchase attached hereto as Exhibit A duly completed and executed by Holder, and (iii) cash, wire transfer, or bank check payable to the Company, in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (the “Purchase Price”).  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided herein or at such later date as may be specified in the executed form of Election to Purchase.

2.           Delivery of Stock Certificate.  As soon as practicable after the exercise of this Warrant, in full or in part, and in any event within 10 days thereafter, the Company at its expense will cause to be issued in the name of and deliver to the Holder (a) a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock to which Holder shall be entitled upon such exercise and (b) if applicable, a new Warrant of like tenor to purchase up to that number of shares of Warrant Stock, if any, not previously exercised by Holder.  Holder shall for all purposes be deemed to have become the holder of record of such shares of Warrant Stock on the date on which this Warrant was properly exercised in accordance with Section 1, irrespective of the date of delivery of the certificate or certificates representing the Warrant Stock; provided that, if the date of such exercise is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

3.           Covenants.

a.           Exercise Shares.  The Company covenants and agrees that all Warrant Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.  If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

b.           No Impairment.  Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

c.           Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.           Termination.

To the extent not earlier exercised, the Warrant evidenced hereby shall be void and of no effect and all rights hereunder shall cease upon the earlier of (a) 5:00 p.m. Pacific Time on the Expiration Date set forth above, or (b) the closing of any merger, consolidation or other reorganization of the Company with or into any other corporation or other business entity, or the sale of all or substantially all of its assets, or the liquidation or dissolution of the Company (each, a “Transaction”).  The Company shall provide Holder with written notice not less than 30 days prior to the closing of any proposed Transaction.  All restrictions set forth herein on the shares of Warrant Stock issued upon exercise of any rights hereunder shall survive such exercise and expiration of the rights granted hereunder.

5.           Adjustments to Warrant.

a.            In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.  The form of this Warrant need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant.

b.           If any change in the outstanding shares of Common Stock of the Company or any other event occurs as to which the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of securities available under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid.  The adjustment shall be such as to give the Holder of the Warrant upon exercise for the same aggregate Exercise Price the total number, class and security as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such securities until after the event requiring adjustment.

c.           Whenever the Exercise Price or the number of Exercise Shares purchasable hereunder shall be adjusted pursuant to this Section 5, the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated. Such certificate shall be signed by its chief financial officer and shall be delivered to the Holder.

6.           Restrictions on Transfer.  Neither this Warrant nor the Warrant Stock have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving said securities, (b) the Company receives an opinion of legal counsel for Holder (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration, or (c) the Company otherwise satisfies itself that such transaction is exempt from registration.

7.           Legend.  A legend setting forth or referring to the restrictions stated in Section 6 shall be placed on this Warrant, any replacement hereof and any certificates representing Warrant Stock, and a stop transfer restriction or order shall be placed on the books of the Company and with any transfer agents against this Warrant and shares of Warrant Stock until they may be legally sold or otherwise transferred.

8.           Fractional Shares.  No fractional shares shall be issued upon the exercise of the Warrant.  In lieu of fractional shares, the Company shall round the number of shares to be issued upon exercise of this Warrant to the nearest whole share.

9.           Holder as Owner.  Unless this Warrant is transferred or assigned, the Company may deem and treat the Holder at all times as the absolute owner of the Warrant evidenced hereby for all purposes regardless of any notice to the contrary.

10.         No Rights as Shareholder.  This Warrant shall not entitle Holder to any voting rights or any other rights as a shareholder of the Company, or to any other rights whatsoever except the rights stated herein; and no dividend or interest shall be payable or shall accrue in respect of this Warrant or the shares purchasable hereunder unless, and until, and except to the extent that, this Warrant shall be exercised.

11.           Exchange or Destruction of Warrant.  This Warrant is exchangeable, without expense to Holder and upon delivery hereof to the Company, for Warrants of different denominations entitling Holder to purchase shares of Warrant Stock equal in total number and identical in type to the shares of Warrant Stock covered by this Warrant.  In addition, upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an affidavit and indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company at its expense will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

12.           Notices.  Unless otherwise provided, any notice, request or other document required or permitted to be given or delivered to Holder hereof or the Company shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, or (c) upon receipt if delivered by prepaid overnight delivery, courier service or registered or certified mail addressed, (i) if to Holder, to the address of Holder most recently furnished in writing to the Company and (ii) if to the Company, to the address set forth below, or in either case at such other address as such party may designate by five days’ advance written notice to the other party given in the foregoing manner.

13.           Successors and Assigns.  The terms and provisions of this Warrant shall be binding upon the Company and Holder and their respective successors and assigns, subject at all times to the restrictions set forth herein.

14.           Applicable Law.  The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Washington.

EXECUTED as of the day and year first above written.

VU1 CORORATION

By:	/
Matt DeVries
Chief Financial Officer

Address:	557 Roy Street, Suite 125
Seattle, Washington, 98109

Exhibit A to Common Stock Purchase Warrant

ELECTION TO PURCHASE

Vu1 Corporation
4102 Linden Ave N., Suite 302
Seattle, Washington, 98103
Attention:  Corporate Secretary

The undersigned hereby irrevocably elects to purchase __________ shares of Common Stock of Vu1 Corporation, a California corporation (the “Company”), issuable upon the exercise of the attached Warrant, and requests that certificates for such shares be issued in the name of and delivered to the undersigned at the address stated below.  If said number of shares shall not be all the shares which may be purchased pursuant to the attached Warrant, the Company shall issue a new Warrant to the Holder evidencing the right of the Holder to purchase the balance of such shares under terms identical to the attached Warrant.

The undersigned hereby agrees with and represents to the Company that such shares of Common Stock are acquired for investment and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, and that the undersigned has no present intention of distributing or reselling such shares.  The undersigned acknowledges and agrees that the exercise of the attached Warrant and the issuance and transfer of the Common Stock to be purchased are subject to Sections 6 and 7 of the attached Warrant.

Payment enclosed in the amount of:	$_________________

Dated: ______________, 20__

Name of Holder of Warrant (please print):	________________________________

Address:	________________________________ ________________________________ ________________________________
Signature:	________________________________